EXHIBIT 99.2

The following information relates to the Registration Statement on Form S-3 (No. 333-208717) of Gramercy Property Trust, a Maryland real estate investment trust (the “Company”), and is being filed with the Securities Exchange Commission as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated January 6, 2017, for incorporation by reference into the Registration Statement. This information supersedes and replaces in its entirety the information in the Registration Statement under the caption “Operating Partnerships and the Partnership Agreements” in the base prospectus that forms a part thereof.

OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

The following summary of the terms of the agreement of limited partnership of the Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”).

We are considered an umbrella partnership real estate investment trust, or UPREIT, in which all of our assets are owned in the Operating Partnership. We directly own all of the general partnership interests of the Operating Partnership and have discretion in the day-to-day management and control of the Operating Partnership. This structure permits the acquisition of real property from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT.

For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of a partnership, such as the Operating Partnership, are deemed to be assets and income of the REIT. The property owner’s tax-deferral goals are accomplished because a property owner may contribute property to a partnership in exchange for limited partnership interests on a tax-deferred basis.

We have summarized certain provisions of the Partnership Agreement. This summary is not complete and is qualified by the provisions of the Partnership Agreement.

Partnership Interests

We are the sole general partner of the Operating Partnership. Interests in the Operating Partnership are in the form of partnership units or other partnership interests in one or more classes, or in one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, all as are determined, subject to applicable Delaware law, by the general partner in its sole and absolute discretion.

The Operating Partnership is structured to make distributions with respect to limited partnership units that are intended to be equivalent to the distributions made to our shareholders. Holders of limited partnership units do not have the same voting interest as our shareholders. The Operating Partnership is structured to permit limited partners in the Operating Partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of shares on the basis of the conversion factor then in effect, or, at our option, we may purchase their limited partnership units by issuing an equivalent number of shares at such conversion factor for each limited partnership unit redeemed (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment.

Management Liability and Indemnification

Neither the general partner or its trustees and officers are liable to the Operating Partnership, the limited partners or assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, so long as such person acted in good faith. The Partnership Agreement provides for indemnification of the general partner, the limited partners, a trustee, director or officer of the Operating Partnership or the general partner, and such other persons (including affiliates of the general partner, a limited partner or the Operating Partnership) as the general partner may designate from time to time in its sole and absolute discretion, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys’ fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative incurred by the indemnitee and relating to the Operating Partnership or the general partner or the formation or operations of, or the ownership of property by, either of them, as set forth in the Partnership Agreement in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, provided that the Operating Partnership will not indemnify such person, for (i) an act or omission of the indemnitee that was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) any transaction for which the indemnitee actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful (subject to the exceptions described below under “Fiduciary Responsibilities”).

Fiduciary Responsibilities

Our trustees and officers have duties under applicable Maryland law to manage us in a manner consistent with our best interests. At the same time, as general partner, we have fiduciary duties under applicable Delaware law to manage the Operating Partnership in a manner beneficial to the Operating Partnership and its limited partners. Our duties, as the general partner, to the Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our trustees and officers to us and our shareholders. We will be under no obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. In the event of a conflict in the duties owed by our trustees and officers to us and our shareholders and the fiduciary duties owed by us, in our capacity as general partner of the Operating Partnership, to such limited partners, we shall endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the limited partners provided, however, that for so long as we own a controlling interest in the Operating Partnership, any such conflict that cannot be resolved in a manner not adverse to either our shareholders or the limited partners shall be resolved in favor of our shareholders. We shall not be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by limited partners in connection with such decisions, provided that we have acted in good faith

Capital Contributions

The Partnership Agreement provides that the partners will have no obligation to make any additional capital contributions or provide any additional funding to the Operating Partnership if the Operating Partnership requires additional funds at any time in excess of funds available to the Operating Partnership from borrowing or capital contributions. If the Operating Partnership acquires any property by the merger of any other person into the Operating Partnership, persons who receive partnership interests in exchange for their interests in the person merging into the Operating Partnership will become partners and will be deemed to have made capital contributions to the Operating Partnership. As general partner, we are authorized to cause the Operating Partnership to issue partnership units or other interests in one or more classes or series.

We transfer substantially all of the net proceeds of any offering that we conduct to the Operating Partnership as a capital contribution in exchange for limited partnership units; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership is deemed to have simultaneously paid the offering costs associated with the offering. If the Operating Partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on comparable terms and conditions, including interest rate, repayment schedule and costs and expenses, as are applicable to our borrowing of such funds. In addition, we are authorized to issue our equity securities or New Securities (as defined below) for less than fair market value, and are authorized to cause the Operating Partnership to issue corresponding partnership interests to us for less than fair market value, as long as (a) we conclude in good faith that such issuance is in the interests of the general partner and the Operating Partnership, and (b) we transfer all proceeds from any such issuance to the Operating Partnership as an additional capital contribution.

Operations

We are the sole general partner of the Operating Partnership. Pursuant to the Partnership Agreement, the general partner has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions, refinancings and selection of tenants, to make distributions to partners and to cause changes in the Operating Partnership’s business activities. Therefore, we exercise discretion in the management and control of the Operating Partnership.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership generally will pay all of the administrative costs and expenses of the general partner, including:

•	all expenses relating to its continuity of existence and the general partner’s subsidiaries’ operations;

•	all expenses relating to offerings and registration of securities;

•	all expenses associated with the preparation and filing of any of the general partner’s periodic or other reports and communications under federal, state or local laws or regulations;

•	all expenses associated with the general partner’s compliance with laws, rules and regulations promulgated by any regulatory body; and

•	all of the general partner’s other operating or administrative costs incurred in the ordinary course of business on behalf of the Operating Partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties that are owned by the general partner directly rather than by the Operating Partnership or its subsidiaries.

The Partnership Agreement requires that the Operating Partnership be operated in a manner that enables us (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and (3) to ensure that the partnership will not be classified as a “publicly-traded partnership” taxable as a corporation under Section 7704 of the Code.

Distributions and Allocations

The Partnership Agreement provides that the Operating Partnership will make distributions to the partners of the Operating Partnership generally in accordance with their relative percentage interests at such times and in such amounts as the general partner may determine. Distributions are made (i) first, to each holder of a partnership interest that is entitled to any preference in distribution, in accordance with the rights of any such class of partnership interests, and (ii) thereafter, to the holders of Class A Units and each other class of partnership interests ranking in parity to the Class A Units (including, without limitation, the LTIP Units if and to the extent they are then entitled to participate in such distributions), in proportion to the relative percentage interests of each such class of partnership interests. All distributions within a class of partnership units shall be pro rata in proportion to the respective percentage interests.

Similarly, the Partnership Agreement provides that taxable income is allocated to the partners of the Operating Partnership generally in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the Operating Partnership will be allocated taxable income for each taxable year in an amount substantially equal to the amount of taxable income to be recognized by a holder of our common shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations and other special allocations referenced in the Partnership Agreement. Losses, if any, are generally allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners entitled to any preference in distribution in accordance with the rights of any such class or series and finally to partners with positive capital accounts in accordance with their respective positive capital account balances.

Profits of the Operating Partnership for each fiscal year generally will be allocated (i) first, to the general partner to the extent net losses previously allocated to it exceed net income, (ii) second, to holders of any class of units that are provided a preference on distribution in accordance with the Partnership Agreement and its amendments, and (iii) third, pro rata to the other limited partners in accordance with the respective percentage interests in the partnership. Notwithstanding the foregoing, the Operating Partnership will allocate gain on the sale of all or substantially all of its assets first to holders of LTIP Units, and will, upon the occurrence of certain specified events, revalue its assets with any net increase in valuation allocated first to the LTIP Units, in each case to equalize the capital accounts of such holders with the average capital account per unit of the general partner’s partnership units. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, the general partner will have the authority to elect the method to be used by the Operating Partnership for allocating items with respect to contributed property acquired in connection with any offering for which fair market value differs from the adjusted tax basis at the time of contribution, and such election will be binding on all partners.

Redemption

Pursuant to the Partnership Agreement, holders of each class of partnership units may have redemption rights. The holders of Class A Units have redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash equal to the value of an equivalent number of our shares on the basis of the conversion factor then in effect, or, at our option, we may purchase their Class A Units by issuing an equivalent number of our shares at such conversion factor for each Class A Unit redeemed , as is more specifically detailed in the Partnership Agreement. Notwithstanding the foregoing, a Class A limited partner will not be entitled to exercise its redemption rights if the delivery of common shares to the redeeming limited partner would (i) be prohibited under the organizational documents of the general partner or (ii) be prohibited under applicable federal or state securities laws or regulations, provided the common shares are publicly traded.

Issuance of Shares and Additional Partnership Units

Pursuant to the Partnership Agreement, as general partner, we shall not grant, award or issue any additional shares, other equity securities or New Securities (as defined below), unless we (i) shall cause the Operating Partnership to issue to the general partner partnership interests or rights, options, warrants or securities of the Operating Partnership having designations, preferences and other rights, all such that the economic interests are substantially the same as those additional shares, other equity securities or New Securities, as the case may be, and (ii) shall transfer to the Operating Partnership, as an additional capital contribution, the proceeds from the grant, award, or issuance of such additional shares, other equity securities or New Securities, as the case may be, or from the exercise of rights contained in such equity securities or New Securities, as the case may be. “New Securities” means (1) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase shares of capital stock (or other comparable equity interest) of the general partner, excluding grants under any stock option plan, or (2) any debt issued by the general partner that provides any of the rights described in clause (1). In addition, the general partner may cause the Operating Partnership to issue additional operating partnership units or other partnership interests and to admit additional limited partners to the Operating Partnership from time to time, on such terms and conditions and for such capital contributions as it may establish in its sole and absolute discretion.

Tax Matters

The Partnership Agreement provides that the general partner of the Operating Partnership is the “tax matters partner” for purposes of the Code (as in effect prior to the repeal of such concept pursuant to the Bipartisan Act of 2015) and the “partnership representative” of the Operating Partnership for purposes of Section 6223 of the Code and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

LTIP Units

In general, the LTIP Units are a class of partnership units in the Operating Partnership. The LTIP Units may be issued subject to vesting, forfeiture and additional restrictions on transfer in the sole discretion of the general partner. LTIP Unit holders shall be entitled to receive if, when and as authorized by the general partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period. In addition, LTIP units will be entitled to receive an amount per unit equal to the amount distributed to Class A Units upon a sale or disposition of substantially all of the assets of the Operating Partnership. LTIP Unit holders have the right to convert LTIP Units into Class A Units once they have vested or upon the submission of a conversion notice to the Operating Partnership when the holder is notified of the expected occurrence of an event that will cause his or her unvested LTIP Units to become vested. The general partner has the right to convert the LTIP Units of any holder into Class A Units at any time once they are vested. Notwithstanding the foregoing, the conversion of vested LTIP Units into Class A Units is subject to certain capital account limitations.

Transferability of Interests

The general partner may not voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of its assets in a transaction which results in a change of control of the general partner unless:

•	the transfer is to a wholly-owned subsidiary; or

•
the general partner receives the consent of the partners holding more than 50% of the partnership interests of the then outstanding percentage interests, and in connection with which as a result of such transaction, all limited partners will receive or have the right to receive for each partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one common share, provided that if, in connection with the transaction, a purchase, tender or exchange offer will have been made to and accepted by the holders of more than 50% of the outstanding common shares, each holder of partnership units will be given the option to exchange its partnership units for an amount of cash, securities or other property equal or substantially equivalent in value to the greatest amount of cash, securities or other property that a limited partner would have received had it (1) exercised its redemption right (described below) and (2) sold, tendered or exchanged pursuant to the offer common shares received upon exercise of the redemption right immediately prior to the expiration of the offer.

The general partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (1) substantially all of the assets of the successor or surviving entity, other than partnership units held by the general partner, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (2) the survivor expressly agrees to assume all of the general partner’s obligations under the Partnership Agreement and the Partnership Agreement will be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

Term

The Operating Partnership will continue until December 31, 2103, or until sooner dissolved upon:

•
an event of withdrawal of the general partner, unless, within ninety (90) days after the withdrawal a “majority in interest” of the remaining partners consent in writing to continue the business of the partnership;

•	an election by the general partner on or after January 1, 2054;

•	entry of a decree of judicial dissolution of the partnership;

•
a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the general partner is bankrupt or insolvent, unless prior to or within ninety (90) days after the judgment a “majority interest” of the remaining partners consent in writing to continue the business of the partnership; or

•	the passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the partnership.

Amendments

Amendments to the Partnership Agreement may be proposed by the general partner or by any limited partners holding 25% or more of the partnership interests. Following such proposal, the general partner shall submit any proposed amendment to the limited partners. The general partner shall seek the written vote of the partners on the proposed amendment or shall call a meeting to vote thereon. For purposes of obtaining a written vote, the general partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the general partner’s recommendation with respect to the proposal.

Generally, the Partnership Agreement may be amended with the general partner’s approval and it receives the consent of partners holding a majority of the percentage interests of the limited partners (including limited partnership interests held by the general partner). Certain amendments that would, among other things, have the following effects, must be approved by each partner adversely affected thereby:

•	convert a limited partner’s interest into a general partner’s interest;

•	modify the limited liability of a limited partner;

•	alter or modify the consent requirement that restricts the general partner’s authority;

•	amend the distributions or allocations provisions of the Partnership Agreement, or the balance due to the partners upon a winding up of the partnership (subject to certain exceptions);

•	alter or modify the redemption rights provided by Partnership Agreement; or

•	amend the section guaranteeing the approval rights for the above.

Moreover, the Partnership Agreement may be amended by the general partner to provide that certain limited partners, upon the liquidation of their interests in the partnership, shall have the obligation to restore to the partnership the amounts of any negative capital account balances (for the benefit of creditors of the partnership or partners with positive capital account balances or both) with the consent of only such limited partners and of any other limited partners already subject to such a restoration obligation whose restoration obligation may be affected by such amendment.

Notwithstanding the foregoing, the general partner will have the power, without the consent of the limited partners, to amend the Partnership Agreement as may be required to:

•	add to the obligations of the general partner or surrender any right or power granted to the general partner or any affiliate of the general partner for the benefit of the limited partners;

•	reflect the admission, substitution, termination or withdrawal of any partner in accordance with the Partnership Agreement;

•	set forth the designations, rights, powers, duties, and preferences of the holders of any additional partnership interests issued;

•
reflect a change that does not adversely affect any of the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement or as may be expressly provided by any other provisions of the Partnership Agreement;

•	adjust the terms in the Partnership Agreement to reflect any specially distributed assets (as contemplated in section 7.05.A of the Partnership Agreement); and

•	satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

Certain provisions affecting the issuance of partnership interests, the rights and duties of the general partner, either directly or indirectly (e.g., removal of the general partner by the limited partners, restrictions relating to certain extraordinary transactions involving the general partner or the operating partnership, liability of the general partner), transfers of the partnership interests of the general partner, dissolution of the partnership, amendments requiring limited partner approval or meetings of the partners may not be amended without the approval of a majority of the limited partnership units (excluding limited partnership units held by the general partner).